EXHIBIT 23.1

INDEPENDENT AUDITOR’S CONSENT

The Board of Directors
Epoch Biosciences, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report refers to the adoption of SFAS No. 142, “Goodwill and Other Intangible Assets,” effective January 2002.

/s/ KPMG LLP

Seattle, Washington
April 2, 2004